Exhibit 10.24

FIRST AMENDMENT

TO THE

COLONY RESORTS LVH ACQUISITIONS, LLC

2004 INCENTIVE PLAN

WHEREAS, Colony Resorts LVH Acquisitions, LLC (the “Company”), currently maintains and sponsors the Colony Resorts LVH Acquisitions, LLC 2004 Incentive Plan (the “Plan”); and

WHEREAS, pursuant to Section 9(a) of the Plan, the Board of Directors of the Company (the “Board”) has the power to amend the Plan; and

WHEREAS, the Board now desire to amend the Plan to remove Section 7 of the Plan to (i) comply with Section 409A of the Internal Revenue Code of 1986, as amended from time to time, and (ii) eliminate the provision that excludes the value attributable to the Development Parcels (as defined in the Plan).

NOW, THEREFORE, the Plan is hereby amended as follows:

1. Section 7 of the Plan shall be deleted in its entirety.

2. Governing Law. This amendment shall be construed and governed by the laws of the State of Nevada, without giving effect to conflicts of laws principles thereof which might refer such interpretations to the laws of a different state or jurisdiction.

3. Full force and effect of the Plan. Except as specifically amended herein, all other provisions of the Plan shall remain in full force and effect in accordance with its terms.